UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 18, 2020 (September 14, 2020)
Date of Report (Date of earliest event reported)

PLAYAGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38357	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5475 S. Decatur Blvd., Ste #100
Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 722-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2020, the Board of Directors of PlayAGS, Inc., a Nevada corporation (the “Company”) approved awards of performance-based restricted stock units (“Performance RSUs”) and service-based restricted stock units (“Service RSUs”) to certain executive officers (including our named executive officers) and key executives pursuant to the Company Omnibus Incentive Plan and a Performance RSU award agreement or a Service RSU award agreement, as applicable.  The following table lists the number of Performance RSUs and Service RSUs granted to our named executive officers:

Name and Principal Position	Performance RSUs Granted (#)	Service RSUs Granted (#)
David Lopez, President, Chief Executive Officer and Secretary	132,876(1)	132,875(2)
Kimo Akiona, Chief Financial Officer	47,907(1)	47,906(2) 23,380(3)

1.
The Performance RSUs will vest on the first day that the average closing price per share of the Company’s common stock for the prior 60 consecutive trading days exceeds a dollar threshold to be specified in the Performance RSU award (the “Performance Metric”), but only if the Performance Metric is achieved prior to the fourth anniversary of July 22, 2020. For the Performance RSUs awarded on September 14, 2020, the Performance Metric is $4.56 per share. Vested Performance RSUs shall be settled in shares of common stock of the Company. Vesting is contingent upon continued employment through the vesting date, except that in the event of termination of employment without cause on or within 12 months following a change of control or as a result of death, any unvested portion of the restricted stock units subject to the award will vest immediately.

2.	These Service RSUs will vest in substantially equal installments of 25% on each of the first four anniversaries of the grant date.

3.	These Service RSUs will vest in substantially equal installments with 1/3 vesting on the date of grant and the remaining 2/3 on each of the first two anniversaries of the grant date.

             Vested Service RSUs shall be settled in shares of common stock of the Company. Vesting is contingent upon continued employment through the applicable vesting date, except that in the event of termination of employment without cause on or within 12 months following a change of control or as a result of death, any unvested portion of the restricted stock units subject to the award will vest immediately. The form of award agreement for the Service RSUs is materially consistent with the form of Restricted Stock Unit Award Agreement previously filed with the SEC.

In addition, on September 14, 2020, Performance RSUs that were previously granted to certain of our executives (including our named executive officers) in March 2019, were amended to reduce the Performance Metric to $4.56 per share and to include a similar four year performance period consistent with the terms of the Performance RSUs described above.

The foregoing description of the Performance RSUs and Service RSUs does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the Performance RSU award agreement attached hereto as Exhibit 10.1 and the form of Restricted Stock Unit Award Agreement, a copy of which is previously filed with the SEC.

In April 2020, as a result of the impact of the challenges and uncertainties related to COVID-19, the Company reported 50% reductions in the salaries of certain executives of the Company (including our named executive officers). Executive salaries will be restored to their previous levels in the normal course in accordance with the Company payroll processes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	PlayAGS, Inc. Omnibus Incentive Plan, Performance-Based Restricted Stock Unit Award Agreement (form)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PlayAGS, INC.

September 18, 2020	By:	/s/ Kimo Akiona
Kimo Akiona
Chief Financial Officer, Chief Accounting Officer and Treasurer, (Principal Financial and Accounting Officer)